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                                                                  EXHIBIT 99(a)

                        KEYCORP STUDENT LOAN TRUST 1999-B

                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                   Deutsche Bank Trust Company Americas
One Bank One Plaza, Suite 0126        fka, Bankers Trust Company
Chicago, IL  60670                    60 Wall Street, 26th Floor-MS NYC60-2606
Attn: Corporate Trust Administration  New York, NY 10007
Phone: (312) 407-0192                 Attn: Corporate Trust & Agency Group
Fax:   (312) 407-1708                       Structured Finance
                                      Phone: (212) 250-8522
                                      Fax:   (212) 797-8606

Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, OH 44114
ATTN:  President, KER
Phone: (216) 828-4293
Fax:     (216) 828-9301



Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Bank USA, National Association, as Seller, Master Servicer and Administrator, KeyCorp Student Loan Trust 1999-B Trust, as Issuer, and JPMorgan Chase Bank as successor in interest to Bank One, National Association, not in its individual capacity but solely as Eligible Lender Trustee, dated as of September 1, 1999 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Master Servicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Master Servicer has fulfilled all its obligations under the Agreement throughout such period.

                                    Key Bank USA, National Association,
                                    as Master Servicer

                                    by:    /S/ DARLENE H. DIMITRIJEVS
                                       ---------------------------------
Date: February 19, 2004             Name: Darlene H. Dimitrijevs
                                    Title: Senior Vice President


                                    by:    /S/ DEBRA S. FRONIUS
                                       -----------------------------
                                    Name: Debra S. Fronius
                                    Title: Vice President